[BANK ONE CORPORATION Press Release Letterhead]                    Exhibit 99(a)



FOR IMMEDIATE RELEASE

                     BANK ONE ANNOUNCES 1999 FOURTH QUARTER
                             AND FULL YEAR EARNINGS

CHICAGO, January 18, 2000 - BANK ONE CORPORATION (NYSE: ONE) today announced fourth quarter, 1999 operating earnings of $904 million, or $0.78 per diluted share, excluding a special charge of $725 million pre-tax. The year-earlier operating earnings were $1.041 billion, or $0.88 per share, excluding the merger and restructuring charge and other one-time charges of $1.159 billion pre-tax ($815 million after tax). Reported net income for the 1999 fourth quarter was $411 million, or $0.36 per diluted share, compared to $226 million, or $0.19 per share, one year ago.

The full year operating earnings for 1999 were $4.076 billion, or $3.46 per diluted share, compared to $3.869 billion, or $3.25 per share, a year earlier. Excluded from operating earnings for 1999 are the pre-tax charge of $725 million and merger-related and restructuring costs of $515 million, as well as gains on banking center divestitures of $249 million and $111 million from an investment in Concord EFS, Inc. Reported net income for 1999 was $3.479 billion, or $2.95 per share, versus $3.108 billion, or $2.61 per share, for 1998.

"Bank One's operating results for the fourth quarter and full year are consistent with previously communicated expectations," said Verne Istock, President and acting Chief Executive Officer. "All of Bank One's businesses, except Credit Card, continue to perform within targeted ranges. We have a comprehensive plan to rebuild First USA's performance close to industry levels by the end of 2000."

1999 Fourth Quarter Highlights - Operating Results

Highlights for the 1999 fourth quarter, compared with the year-ago quarter and excluding items that are part of the special charge, were:

     . Net interest margin declined to 4.98% on a managed basis, and managed net interest income decreased 5%. Credit card margin compression was the most significant factor.
     . Managed noninterest income increased 2%, with increases in several categories partially offset by lower credit card fees.
     .  Noninterest expense declined $135 million, or 5%.
     .  Return on average common equity was 18.0%.

                                     (more)

1999 Fourth Quarter Special Charge

Several items comprise the $725 million pre-tax special charge in the 1999 fourth quarter, including the following:

 .  $197 million related to the early adoption of the Federal Financial
   Institutions Examination Council's (FFIEC) new consumer credit guidelines. Of that, $176 million represented an increase in provisions for credit losses, reflecting Bank One's overall assessment of its allowance for credit losses in light of the FFIEC's new guidelines and other relevant risk factors. An additional $21 million of noninterest expense for credit card fraud losses is related to the new guidelines, which require a shorter time frame for recognizing fraud losses.

 .  $187 million for the write-down of certain assets and other charges at First
   USA, Bank One's credit card company. The projected earnings decline at First USA, including revised marketing plans, led to the impairment of such assets, including purchased account relationships, affinity programs and interest-only strips.

 .  $80 million for deterioration in auto lease residual values.

 . $261 million related to specific business restructuring plans and other charges. The restructuring component of this charge is for personnel-related costs, identified asset write-offs, and termination costs associated with lease and other vendor contracts.

The financial information attached to this press release includes a supplemental income statement that adjusts the individual income and expense categories for the $725 million charge.

              FOURTH QUARTER PERFORMANCE REVIEW - OPERATING BASIS

The following discussion is on a managed basis, excluding the special charge in the 1999 fourth quarter and merger-related and restructuring costs and gains in 1999 and in the 1998 fourth quarter. Managed information has been adjusted to include credit card loans that were securitized and removed from the balance sheet. The net earnings on securitized credit card loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

Net Interest Income and Margin

Managed net interest income was $3.497 billion on a tax equivalent basis in the fourth quarter, compared with $3.682 billion in the 1998 fourth quarter. This 5% decrease reflected the decline in the net interest margin to 4.98% from 5.67%, partially offset by 8% growth of earning assets. Compared with the year-ago quarter, average commercial and consumer loans increased 10% and 11%, respectively, while credit card loans grew 4%. The most significant causes of the declining margin were the lower margin on credit card loans, reflecting customer attrition and lower late fees, and modestly higher funding costs.

                                     (more)

The fourth quarter's managed net interest income was down 4% from the 1999 third quarter. The managed net interest margin declined 34 basis points to 4.98%, principally reflecting credit card margin compression and modestly higher funding costs. Average loans grew 8% on an annualized basis.

Noninterest Income

Managed noninterest income was $1.577 billion in the fourth quarter, 2% higher than the 1998 fourth quarter.

Market-driven revenue was $123 million in the fourth quarter, compared to $99 million in the 1998 quarter. Higher trading profits and equity securities gains were partially offset by lower net gains on investment securities. During 1999, market-driven revenue averaged $165 million per quarter.

Fee-based revenue was $1.268 billion in the fourth quarter, down 4% from 1998's fourth quarter. Credit card fee revenue declined $92 million, or 21%, almost entirely due to an $85 million decrease in net securitization gains. There were net maturities of credit card securitizations totalling $1.7 billion in the 1999 fourth quarter.

Other noninterest income increased to $186 million in the 1999 fourth quarter from 1998's $122 million. The increase was related to several items, including gains on sales of banking centers and other assets. Other noninterest income levels were relatively constant throughout the 1999 quarters.

Noninterest Expense

Noninterest expense was $2.672 billion in the fourth quarter, excluding special charges, down $135 million or 5% from the 1998 fourth quarter.

Noninterest expense increased $91 million or 4% from the third quarter, the largest component of which reflects higher incentive compensation and retention benefits for middle management. There were smaller increases in other categories. Offsetting these increases was a $111 million decrease in marketing expense, reflecting lower credit card solicitation costs.

Merger-related expense synergies continue to reduce operating expenses. Incremental merger synergies were $25 million in the fourth quarter, bringing the cumulative merger savings for 1999 to $475 million, slightly exceeding the original target of $465 million for the full year.

For the twelve months, total operating expense increased 3% over 1998, in line with the target for the year.
                                     (more)

Provision for Credit Losses and Credit Quality

The managed net charge-off ratio was 1.99% in the fourth quarter, down from 2.01% in the third quarter, but higher than last year's 1.88%. The 1999 fourth quarter ratio excludes the one-time $143 million of consumer loan charge-offs and $183 million of securitized credit card charge-offs related to the early adoption of the new FFIEC's guidelines. These are not indicative of the ongoing charge-off rate for such assets.

Total managed net charge-offs were $1.446 billion, an increase from $1.105 billion in the third quarter and $976 million in 1998's fourth quarter. Excluding the one-time charge-offs associated with the early adoption of the new FFIEC guidelines, managed net charge-offs were $1.120 billion in the 1999 fourth quarter.

Credit card managed net charge-offs increased to 5.45% in the fourth quarter from 5.33% in the prior quarter and 4.79% in the year-ago quarter. Commercial net charge-offs were 0.30%, reflecting strong recoveries, down from 0.40% in the third quarter and 0.38% in 1998's fourth quarter. Consumer loan net charge-offs of 0.72% were up from 0.62% in the prior quarter, but down slightly from 0.74% in the year-ago quarter.

Nonperforming assets were $1.159 billion at the end of the fourth quarter, up slightly from $1.140 billion at September 30, 1999. The nonperforming asset ratio was 0.71% at December 31, 1999, and the allowance for credit losses was 1.39% of loans.

Capital

The common equity to assets ratio was 7.4% at December 31, 1999. Tier 1 and total capital ratios were 7.5% and 10.5%, respectively. Since the authorization of a 65 million-share repurchase program in the 1999 second quarter, 37 million shares have been repurchased. No shares were repurchased in the fourth quarter.

BANK ONE CORPORATION, headquartered in Chicago, is the nation's fourth largest bank holding company, with assets of more than $260 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It is the world's second largest VISA/Mastercard issuer, the third largest bank lender to small businesses, a leading national automotive lender, and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. In addition, it is a major commercial bank in the United States and in select international markets.

                                      ###


                                     (more)

Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at 877-ONE-FACT. The telephone number for the recorded message discussing the fourth quarter's results is 888-203-1112 (domestic) or 719-457-0820 (international), access code 877212. The replay of the January 11, 2000, analyst presentation and conference call has been extended to Friday, January 21. The telephone number for the replay is 800-625-5288, access code 645205.


Media Contact:
Thomas A. Kelly        (312) 732-7007

Investor Contacts:
Jay S. Gould           (312) 732-5771
Holly E. Hobson        (312) 732-5782
Sandra M. Catanzaro    (312) 732-8013

BANK ONE CORPORATION and Subsidiaries

                                                                               Three Months Ended Dec 31         Three Months
Financial Highlights                                                      ----------------------------------        Ended
($ millions, except per-share amounts)                                      1999           1998     % Change     Sept 30, 1999
--------------------------------------                                    ---------      --------   --------     -------------
PER SHARE DATA
--------------
Earnings -- Basic                                                         $    0.36      $   0.19     89            $  0.79
         -- Diluted                                                            0.36          0.19     89               0.79
Dividends                                                                      0.42          0.38     11               0.42

INCOME STATEMENT DATA
---------------------
Net income                                                                $     411      $    226     82            $   925
Net interest income (FTE)                                                     2,221         2,368     (6)             2,271
Provision for credit losses                                                     416           272     53                277
Noninterest income                                                            1,782         2,068    (14)             2,098
Restructuring charges and merger-related costs                                  358         1,049    (66)               132
Operating expense(1)                                                          2,672         2,807     (5)             2,581

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                                 4.98%         5.67%                     5.32%
                    -- reported                                                3.79          4.40                      4.04
Return on assets                                                               0.62          0.37                      1.44
Return on common equity                                                         8.2           4.4                      18.2
Efficiency -- managed                                                          62.1          75.4                      52.1
           -- reported                                                         75.7          86.9                      62.1

BALANCE SHEET DATA
------------------
Average:  Loans -- managed                                                 $224,746      $207,471      8          $ 220,215
                -- reported                                                 160,594       149,146      8            157,967
          Earning assets -- managed                                         278,703       257,413      8            270,279
                         -- reported                                        232,380       213,411      9            223,205
          Total assets                                                      265,025       243,515      9            254,643
          Deposits                                                          157,619       150,247      5            155,612
          Common equity                                                      19,817        20,067     (1)            20,142

End of Period:  Loans -- managed                                            229,196       216,391      6            222,117
                      -- reported                                           163,877       155,398      5            158,143
              Total assets                                                  269,425       261,496      3            264,135
              Deposits                                                      162,278       161,542      -            156,900
              Common equity                                                  19,900        20,370     (2)            19,860


                                                                             Twelve Months Ended Dec 31
Financial Highlights                                                      ----------------------------------
($ millions, except per-share amounts)                                      1999           1998     % Change
--------------------------------------                                    ---------      --------   --------
PER SHARE DATA
--------------
Earnings -- Basic                                                         $    2.97      $   2.65     12
         -- Diluted                                                       $    2.95          2.61     13
Dividends                                                                      1.68          1.52     11

INCOME STATEMENT DATA
---------------------
Net income                                                                $   3,479      $  3,108     12
Net interest income (FTE)                                                     9,142         9,469     (3)
Provision for credit losses                                                   1,249         1,408    (11)
Noninterest income                                                            8,692         8,071      8
Restructuring charges and merger-related costs                                  873         1,231    (29)
Operating expense(1)                                                         10,617        10,314      3

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                                 5.37%         5.56%
                    -- reported                                                4.09          4.52
Return on assets                                                               1.36          1.30
Return on common equity                                                        17.1          15.9
Efficiency -- managed                                                          54.5          57.6
           -- reported                                                         64.4          65.8

BALANCE SHEET DATA
------------------
Average:  Loans -- managed                                                 $218,602      $199,856      9
                -- reported                                                 156,855       154,952      1
          Earning assets -- managed                                         269,237       248,621      8
                         -- reported                                        223,539       209,514      7
          Total assets                                                      256,491       239,790      7
          Deposits                                                          155,184       150,172      3
          Common equity                                                      20,264        19,508      4

(1) Noninterest expense reduced by restructuring charges and merger-related costs, including certain merger integration costs.

BANK ONE CORPORATION and Subsidiaries
                                                                                        Three Months Ended
                                                                    ----------------------------------------------------------
Consolidated Statement of Income                                    Dec 31        Sep 30        Jun 30        Mar 31    Dec 31
($ millions, except per-share amounts)                               1999          1999          1999          1999      1998
---------------------------------------                             ------        ------        ------        ------    ------
Interest income                                                     $4,548        $4,314        $4,236        $4,196    $4,326
Interest expense                                                     2,360         2,072         1,925         1,916     1,989
                                                                    ----------------------------------------------------------
  Net interest income                                                2,188         2,242         2,311         2,280     2,337

Provision for credit losses                                            416           277           275           281       272
                                                                    ----------------------------------------------------------
  Net interest income after provision for credit losses              1,772         1,965         2,036         1,999     2,065
                                                                    ----------------------------------------------------------

Noninterest Income
Trading profits                                                         17            30            33            67        (2)
Equity securities gains(losses)                                        100            86           133            96        61
Investment securities gains                                              2             6            34            52        32
                                                                    ----------------------------------------------------------
       Market-driven revenue                                           119           122           200           215        91

Credit card revenue                                                    648           907           920           952     1,078
Fiduciary and investment management fees                               216           201           197           179       199
Service charges and commissions                                        701           671           723           690       680
                                                                    ----------------------------------------------------------
          Fee-based revenue                                          1,565         1,779         1,840         1,821     1,957
Other income                                                            98           197           182           554        20
                                                                    ----------------------------------------------------------
          Total noninterest income                                   1,782         2,098         2,222         2,590     2,068
                                                                    ----------------------------------------------------------

Noninterest Expense
Salaries and benefits                                                1,081           970         1,073         1,147     1,167
Net occupancy and equipment expense                                    244           220           219           227       217
Depreciation and amortization                                          186           167           169           175       180
Outside services and processing                                        459           458           420           406       410
Marketing and development                                              230           341           302           315       340
Communication and transportation                                       216           205           208           200       214
Merger-related and restructuring charges                               189            56           145           164       935
Other expense                                                          425           296           270           307       393
                                                                    ----------------------------------------------------------
          Total noninterest expense                                  3,030         2,713         2,806         2,941     3,856
                                                                    ----------------------------------------------------------

Income before income taxes                                             524         1,350         1,452         1,648       277
Provision for income taxes                                             113           425           460           497        51
                                                                    ----------------------------------------------------------
Net income                                                          $  411        $  925        $  992        $1,151    $  226
                                                                    ==========================================================
Net income attributable to common stockholders' equity              $  408        $  922        $  989        $1,148    $  223
                                                                    ==========================================================

Earnings per common share
     --Basic                                                        $ 0.36        $ 0.79        $ 0.84        $ 0.97    $ 0.19
     --Diluted                                                      $ 0.36        $ 0.79        $ 0.83        $ 0.96    $ 0.19
Average common shares outstanding(millions)
     --Basic                                                         1,147         1,167         1,180         1,178     1,175
     --Diluted                                                       1,154         1,177         1,195         1,193     1,188

BANK ONE CORPORATION and Subsidiaries


                                                              Twelve Months Ended
                                                              --------------------
Consolidated Statement of Income                               Dec 31       Dec 31
($ millions, except per-share amounts)                          1999         1998
--------------------------------------                        ---------------------
Interest income                                               $ 17,294      $17,524
Interest expense                                                 8,273        8,177
                                                              ---------------------
  Net interest income                                            9,021        9,347

Provision for credit losses                                      1,249        1,408
                                                              ---------------------
  Net interest income after provision for credit losses          7,772        7,939
                                                              ---------------------

Noninterest Income
Trading profits                                                    147          141
Equity securities gains(losses)                                    415          250
Investment securities gains                                         94          155
                                                              ---------------------
        Market-driven revenue                                      656          546

Credit card revenue                                              3,427        3,276
Fiduciary and investment management fees                           793          807
Service charges and commissions                                  2,785        2,645
                                                              ---------------------
          Fee-based revenue                                      7,005        6,728
Other income                                                     1,031          797
                                                              ---------------------
          Total noninterest income                               8,692        8,071
                                                              ---------------------

Noninterest Expense
Salaries and benefits                                            4,271        4,477
Net occupancy and equipment expense                                910          845
Depreciation and amortization                                      697          680
Outside services and processing                                  1,743        1,349
Marketing and development                                        1,188        1,024
Communication and transportation                                   829          781
Merger-related and restructuring charges                           554        1,062
Other expense                                                    1,298        1,327
                                                              ---------------------
          Total noninterest expense                             11,490       11,545
                                                              ---------------------

Income before income taxes                                       4,974        4,465
Provision for income taxes                                       1,495        1,357
                                                              ---------------------
Net income                                                    $  3,479      $ 3,108
                                                              =====================
Net income attributable to common stockholders' equity        $  3,467      $ 3,094
                                                              =====================

Earnings per common share
    --Basic                                                   $   2.97      $  2.65
    --Diluted                                                 $   2.95      $  2.61
Average common shares outstanding(millions)
    --Basic                                                      1,168        1,170
    --Diluted                                                    1,178        1,189

BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                          Dec 31      Sep 30      Jun 30      Mar 31      Dec 31
($ millions)                                                         1999        1999        1999        1999        1998
---------------------------                                        --------    --------    --------    --------    --------
Assets
Cash and due from banks                                            $ 16,076    $ 15,325    $ 15,336    $ 13,854    $ 19,878
Interest bearing due from banks                                       6,645       5,145       3,953       4,130       4,642
Federal funds sold and securities under resale agreements             9,782      13,257      10,633       9,209       9,862
Trading assets                                                        7,952       6,561       5,157       5,660       5,345
Derivative product assets                                             3,372       3,746       4,270       4,510       6,954
Investment securities (1)                                            47,912      47,971      45,197      44,565      44,852
Loans
  Commercial                                                         96,352      93,183      89,723      87,581      88,438
  Consumer                                                           63,488      58,944      59,613      57,869      57,926
  Credit Card                                                         4,037       6,016       8,128       9,400       9,034
                                                                   --------------------------------------------------------
       Total loans                                                  163,877     158,143     157,464     154,850     155,398
Allowance for credit losses                                          (2,285)     (2,252)     (2,250)     (2,270)     (2,271)
                                                                   --------------------------------------------------------
    Loans, net                                                      161,592     155,891     155,214     152,580     153,127
Other assets:
  Bank premises and equipment, net                                    3,317       3,279       3,253       3,235       3,340
  Other                                                              12,777      12,960      13,020      12,659      13,496
                                                                   --------------------------------------------------------
    Total other assets                                               16,094      16,239      16,273      15,894      16,836
                                                                   --------------------------------------------------------
    Total assets                                                   $269,425    $264,135    $256,033    $250,402    $261,496
                                                                   ========================================================
Liabilities
Deposits
  Demand                                                           $ 31,194    $ 29,979    $ 33,881    $ 35,110    $ 39,854
  Savings                                                            64,435      65,906      64,511      63,378      62,645
  Time                                                               36,877      35,136      33,613      34,844      36,302
  Foreign offices                                                    29,772      25,879      24,449      20,367      22,741
                                                                   --------------------------------------------------------
    Total deposits                                                  162,278     156,900     156,454     153,699     161,542
Federal funds purchased and repurchase agreements                    18,720      20,493      19,710      20,111      23,164
Other short-term borrowings                                          21,211      19,405      16,649      16,780      16,937
Long-term borrowings                                                 33,857      33,157      26,725      23,985      21,295
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                          1,578       1,578       1,003       1,003       1,003
Derivative product liabilities                                        3,332       3,902       4,619       4,772       7,147
Other liabilities                                                     8,359       8,650       9,823       8,992       9,848
                                                                   --------------------------------------------------------
    Total liabilities                                               249,335     244,085     234,983     229,342     240,936
                                                                   --------------------------------------------------------
Stockholders' Equity
Preferred stock                                                         190         190         190         190         190
Common stock                                                             12          12          12          12          12
Surplus                                                              10,799      10,740      10,762      10,734      10,769
Retained earnings                                                    11,037      11,099      10,673      10,179       9,528
Accumulated other adjustments to stockholders' equity                  (263)       (258)       (146)         96         239
Deferred compensation                                                  (118)       (128)       (137)       (151)        (94)
Treasury stock                                                       (1,567)     (1,605)       (304)           -        (84)
                                                                   --------------------------------------------------------
    Total stockholders' equity                                       20,090      20,050      21,050      21,060      20,560
                                                                   --------------------------------------------------------
    Total liabilities and stockholders' equity                     $269,425    $264,135    $256,033    $250,402    $261,496
                                                                   ========================================================

Common Shares -- period-end (millions)
Common shares issued                                                  1,182       1,182       1,182       1,180       1,179
Treasury shares                                                          35          35           5            -          2
                                                                   --------------------------------------------------------
Common shares outstanding                                             1,147       1,147       1,177       1,180       1,177
                                                                   ========================================================

(1) Includes the Corporation's undivided interest in securitized credit card receivables. As part of conforming accounting practices, the Corporation's undivided interest in such receivables was reclassified from loans to investment securities in
    1998.

      [B

BANK ONE CORPORATION and Subsidiaries


                                                Fourth Quarter 1999             Third Quarter 1999            Fourth Quarter 1998
                                            --------------------------      --------------------------     ------------------------
Average Balance Sheet, Yields, & Rates      Average   Income/   Yield/      Average   Income/   Yield/     Average   Income/  Yield/
($ millions)                                Balance   Expense    Rate       Balance   Expense    Rate      Balance   Expense  Rate
--------------------------------------      --------  -------   ------     --------   --------  ------    --------   -------  -----
Short-term investments                      $ 15,985  $   215     5.34%    $ 13,164     $  159    4.79%   $ 15,871   $   177   4.42%
Trading assets (1)                             6,614      125     7.50        6,185        110    7.06       5,961        85   5.66
Investment securities: (1)
  U.S. government and federal agency          15,046      264     6.96       15,111        240    6.30      14,739       243   6.54
  States and political subdivisions            1,646       30     7.23        1,765         32    7.19       2,086        43   8.18
  Other (2)                                   32,495      567     6.92       29,013        522    7.14      25,608       568   8.80
                                            -----------------              -------------------            ------------------
  Total investment securities                 49,187      861     6.94       45,889        794    6.86      42,433       854   7.98
Loans (1) (3)
  Commercial                                  93,491    1,862     7.90       91,186      1,719    7.48      85,018     1,633   7.62
  Consumer                                    62,577    1,334     8.46       59,876      1,285    8.51      56,263     1,284   9.05
  Credit Card (2)                              4,526      184    16.13        6,905        276   15.86       7,865       324  16.34
                                            -----------------              -------------------            ------------------
  Total loans, net                           160,594    3,380     8.35      157,967      3,280    8.24     149,146     3,241   8.62

Total earning assets                         232,380    4,581     7.82      223,205      4,343    7.72     213,411     4,357   8.10

Allowance for credit losses                   (2,294)                        (2,283)                        (2,700)
Other assets                                  34,939                         33,721                         32,804
                                            --------                       ---------                      --------
  Total assets                              $265,025                       $254,643                       $243,515
                                            ========                       ========                       ========

Deposits -- interest-bearing
  Savings                                   $ 18,955  $    70     1.47%    $ 19,705     $   74    1.49%   $ 19,260    $  105   2.16%
  Money market                                46,066      379     3.26       46,526        367    3.13      41,064       362   3.50
  Time                                        36,083      481     5.29       34,842        425    4.84      36,790       496   5.35
  Foreign offices                             27,292      338     4.91       25,350        296    4.63      19,853       238   4.76
                                            -----------------              -------------------            ------------------
  Total deposits -- interest-bearing         128,396    1,268     3.92      126,423      1,162    3.65     116,967     1,201   4.07
Federal funds purchased and securities
  under repurchase agreements                 19,126      245     5.08       17,557        213    4.81      23,171       260   4.45
Other short-term borrowings                   19,550      297     6.03       17,337        237    5.42      13,847       181   5.19
Long-term debt                                35,672      550     6.12       31,326        460    5.83      22,208       347   6.20
                                            -----------------              -------------------            ------------------
  Total interest-bearing liabilities         202,744    2,360     4.62      192,643      2,072    4.27     176,193     1,989   4.48
Demand deposits                               29,223                         29,189                         33,280
Other liabilities                             13,051                         12,479                         13,784
Preferred stock                                  190                            190                            191
Common stockholders' equity                   19,817                         20,142                         20,067
                                            --------                       --------                       --------
  Total liabilities and equity              $265,025                       $254,643                       $243,515
                                            ========                       ========                       ========

Interest income/earning assets                        $ 4,581     7.82%                 $4,343    7.72%              $ 4,357   8.10%
Interest expense/earning assets                         2,360     4.03                   2,072    3.68                 1,989   3.70
                                                      ----------------                  --------------               --------------
Net interest margin                                   $ 2,221     3.79%                 $2,271    4.04%              $ 2,368   4.40%
                                                      ================                  ==============               ==============

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $17.8 billion for the fourth quarter of 1999, $15.2 billion for the third quarter of 1999, and $14.3 billion for the fourth quarter of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                        Twelve Months Ended
                                               ------------------------------------------------------------------------
                                                           Dec 31, 1999                             Dec 31, 1998
                                               -----------------------------------       -----------------------------------
Average Balance Sheet, Yields, & Rates          Average      Income         Yield/       Average       Income       Yield/
($ millions)                                    Balance      Expense         Rate        Balance       Expense       Rate
                                               --------      -------        ------       --------      -------      -------
Short-term investments                         $ 13,976      $   678         4.85%       $ 14,632      $   754         5.15%
Trading assets (1)                                6,128          429         7.00           6,203          366         5.90
 Investment securities: (1)
   U.S. government and federal agency            15,228        1,008         6.62          16,683        1,102         6.61
   States and political subdivisions              1,835          135         7.36           2,211          176         7.96
   Other (2)                                     29,517        2,072         7.02          14,833        1,101         7.42
                                              ----------------------                     ---------------------
  Total investment securities                    46,580        3,215         6.90          33,727        2,379         7.05
Loans  (1) (3)
   Commercial                                    90,182        6,812         7.55          82,118        6,382         7.77
   Consumer                                      59,440        5,142         8.65          57,206        5,360         9.37
   Credit card (2)                                7,233        1,139        15.75          15,628        2,405        15.39
                                              ----------------------                     ---------------------
   Total loans, net                             156,855       13,093         8.35         154,952       14,147         9.13

Total earning assets                            223,539       17,415         7.79         209,514       17,646         8.42

Allowance for credit losses                      (2,290)                                   (2,731)
Other assets                                     35,242                                    33,007
                                              ---------                                 ---------
  Total assets                                $ 256,491                                 $ 239,790
                                              =========                                 =========

Deposits -- interest-bearing
  Savings                                     $  19,866      $   310         1.56%       $ 20,710      $   470         2.27%
  Money market                                   44,730        1,445         3.23          39,115        1,458         3.73
  Time                                           35,202        1,784         5.07          38,211        2,066         5.41
  Foreign offices                                24,157        1,112         4.60          18,489          949         5.13
                                              ----------------------                     ---------------------
   Total deposits -- interest-bearing           123,955        4,651         3.75         116,525        4,943         4.24
Federal funds purchased and securities
  under repurchase agreements                    19,711          935         4.74          21,685        1,090         5.03
Other short-term borrowings                      17,857          942         5.28          13,790          737         5.34
Long-term debt                                   29,367        1,745         5.94          22,089        1,407         6.37
                                              ----------------------                     ---------------------
   Total interest-bearing liabilities           190,890        8,273         4.33         174,089        8,177         4.70
Demand deposits                                  31,229                                    33,647
Other liabilities                                13,918                                    12,323
Preferred stock                                     190                                       223
Common stockholders' equity                      20,264                                    19,508
                                              ---------                                 ---------
   Total liabilities and equity               $ 256,491                                 $ 239,790
                                              =========                                 =========

Interest income/earning assets                               $17,415         7.79%                     $17,646         8.42%
Interest expense/earning assets                                8,273         3.70                        8,177         3.90
                                                             --------------------                      --------------------
Net interest margin                                          $ 9,142         4.09%                     $ 9,469         4.52%
                                                             ====================                      ====================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.

(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $16.0 billion for the twelve months of 1999 and $5.8 billion for the twelve months of 1998.

(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                                 Three Months Ended
                                                            ----------------------------------------------------------
Credit Quality                                              Dec 31       Sep 30       Jun 30        Mar 31      Dec 31
($ millions)                                                 1999         1999         1999          1999        1998
------------------------------------------------            ------       ------       ------        ------      ------
Provision for credit losses                                 $  416       $  277       $  275        $  281      $  272

Gross charge-offs                                           $  468       $  342       $  354        $  367      $  377
Recoveries                                                      85           75           79            86          80
                                                            ----------------------------------------------------------
  Net charge-offs                                           $  383       $  267       $  275        $  281      $  297

Net charge-offs
  Commercial                                                $   71       $   91       $   81        $   63      $   80
  Consumer                                                     256           93           89           120         104
  Credit card                                                   56           83          105            98         113
                                                            ----------------------------------------------------------
    Total net charge-offs                                   $  383       $  267       $  275        $  281      $  297
    Total net charge-offs -- managed                        $1,446       $1,105       $1,075        $1,028      $  976

Net charge-off ratios
  Commercial                                                  0.30%        0.40%        0.36%         0.29%       0.38%
  Consumer (a)                                                0.72         0.62         0.61          0.84        0.74
  Credit card                                                 4.95         4.81         4.93          4.34        5.75
    Total net charge-off ratio (a)                            0.60         0.68         0.71          0.73        0.80
    Total net charge-off ratio -- managed (a)                 1.99         2.01         1.99          1.93        1.88

Allowance for credit losses -- period-end                   $2,285       $2,252       $2,250        $2,270      $2,271

Nonperforming assets -- period-end
  Nonperforming loans                                       $1,053       $1,027       $1,032        $1,031      $  729
  Other, including other real estate owned                     106          113          105           117          90
                                                            ----------------------------------------------------------
    Total nonperforming assets                              $1,159       $1,140       $1,137        $1,148      $  819

Allowance to ending loans                                     1.39%        1.42%        1.43%         1.47%       1.46%
Allowance to nonperforming loans                               217          219          218           220         312
Nonperforming assets ratio                                    0.71         0.72         0.72          0.74        0.53

Capital
($ millions, except per-share amounts)
------------------------------------------------
Common equity/assets ratio                                     7.4%         7.5%         8.1%          8.3%        7.8%
Tier 1 capital ratio                                           7.5          7.7          8.1           8.2         7.9
Total risk adjusted capital ratio                             10.5         10.8         11.4          11.7        11.3
Regulatory leverage ratio                                      7.7          7.9          8.1           8.0         8.0

Book value of common equity per share                       $17.34       $17.32       $17.73        $17.68      $17.31

Intangibles -- period-end
  Goodwill                                                  $  934       $  955       $  973        $1,048      $1,075
  Other intangibles                                          1,252        1,315        1,340         1,407       1,621
                                                            ----------------------------------------------------------
  Total intangibles                                         $2,186       $2,270       $2,313        $2,455      $2,696

(a) Ratios exclude $143 million of consumer charge-offs and $183 million of securitized charge-offs taken in the fourth quarter of 1999, related to early adoption of the Federal Financial Institutions Examination Council's new consumer credit guidelines.

BANK ONE CORPORATION and Subsidiaries

Managed Income Statement Statistics(1)             Dec 31     Sep 30     Jun 30    Mar 31     Dec 31
($ millions)                                        1999       1999       1999       1999       1998
-----------------------------------------------   --------   --------   --------   --------  --------
Reported
-----------------------------------------------
Net interest income -- FTE                        $  2,221   $  2,271   $  2,341   $  2,309  $  2,368
Provision for credit losses                            416        277        275        281       272
Noninterest income                                   1,782      2,098      2,222      2,590     2,068
Noninterest expense                                  3,030      2,713      2,806      2,941     3,856
Net income                                             411        925        992      1,151       226

Securitized
-----------------------------------------------
Net interest income -- FTE                        $  1,276   $  1,353   $  1,334   $  1,352  $  1,314
Provision for credit losses                       $    880        838        800        747       679
Noninterest income                                $   (396)      (515)      (534)      (605)     (635)
Noninterest expense                                      -          -          -          -         -
Net income                                               -          -          -          -         -

Managed
-----------------------------------------------
Net interest income -- FTE                        $  3,497   $  3,624   $  3,675   $  3,661  $  3,682
Provision for credit losses                       $  1,296      1,115      1,075      1,028       951
Noninterest income                                $  1,386      1,583      1,688      1,985     1,433
Noninterest expense                                  3,030      2,713      2,806      2,941     3,856
Net income                                        $    411        925        992      1,151       226

Managed balance sheet and net interest margin
-----------------------------------------------
Total average loans                               $224,746   $220,215   $215,923    213,379  $207,471
Total average earning assets                       278,703    270,279    265,488    262,283   257,413
Total average assets                               311,348    301,717    298,249    297,296   287,517
Net interest margin                                   4.98%      5.32%      5.55%      5.66%     5.67%

(1) Managed data only adjusted for credit card securitization activity


BANK ONE CORPORATION and Subsidiaries

Managed Credit Card Detail                                    Dec 31        Sep 30        Jun 30        Mar 31      Dec 31
($ millions)                                                   1999          1999          1999          1999        1998
---------------------------------------------------------    --------      --------      --------      --------    --------
  Period-end loans                          - managed        $ 69,356      $ 69,990      $ 69,459      $ 68,364    $ 70,027
                                            - securitized     (65,319)      (63,974)      (61,331)      (58,964)    (60,993)
                                            - reported          4,037         6,016         8,128         9,400       9,034


  Average loans                             - managed        $ 68,678      $ 69,153      $ 68,947      $ 69,144    $ 66,190
                                            - securitized     (64,152)      (62,248)      (60,427)      (60,108)    (58,325)
                                            - reported          4,526         6,905         8,520         9,036       7,865


  Net charge-offs -- amount                 - managed        $  1,119      $    921      $    905      $    845    $    792
                                            - securitized      (1,063)         (838)         (800)         (747)       (679)
                                            - reported             56            83           105            98         113


  Net charge-offs -- rate (b)               - managed            5.45%         5.33%         5.25%         4.89%       4.79%
                                            - securitized        5.49          5.38          5.30          4.97        4.66
                                            - reported           4.95          4.81          4.93          4.34        5.75


  Delinquency rate -- 30+ days              - managed            4.57%         4.74%         4.30%         4.51%       4.47%
                                            - securitized        4.60          4.80          4.42          4.67        4.64
                                            - reported           4.06          4.06          3.37          3.51        3.34


  Delinquency rate -- 90+ days              - managed            2.13%         2.07%         1.96%         2.06%       1.98%
                                            - securitized        2.15          2.10          2.03          2.15        2.06
                                            - reported           1.87          1.81          1.47          1.51        1.41


  Credit card charge volume                 - managed        $ 37,455      $ 36,128      $ 35,616      $ 33,484    $ 36,084
   New accounts opened (thousands)          - managed           1,076         1,835         2,287         2,910       2,919
   Cardmembers (thousands)                  - managed          64,191        64,523        65,620        64,863      63,079

(b) Ratios exclude $183 million of securitized charge-offs taken in the fourth quarter of 1999, related to early adoption of the Federal Financial Institutions Examination Council's new consumer credit guidelines.

BANK ONE CORPORATION and Subsidiaries

                                                                     Three Months Ended
                                                          -----------------------------------------
Supplemental Consolidated Statement of Income (1)         Dec 31   Sep 30  Jun 30  Mar 31    Dec 31
($ millions, except per-share amounts)                     1999     1999    1999    1999      1998
                                                          -------  ------  ------  ------    ------
Interest income                                           $ 6,522  $6,330  $6,171  $6,150    $6,283
Interest expense                                            3,058   2,735   2,526   2,518     2,632
                                                          -----------------------------------------
  Net interest income                                       3,464   3,595   3,645   3,632     3,651
Provision for credit losses                                 1,120   1,115   1,075   1,028       951
                                                          -----------------------------------------
  Net interest income after provision for credit losses     2,344   2,480   2,570   2,604     2,700
                                                          -----------------------------------------
Noninterest Income
Trading profits                                                21      30      33      67         6
Equity securities gains (losses)                              100      86     133      96        61
Investment securities gains                                     2       6      34      52        32
                                                          -----------------------------------------
       Market-driven revenue                                  123     122     200     215        99

Credit card revenue                                           351     392     386     347       443
Fiduciary and investment management fees                      216     201     197     179       199
Service charges and commissions                               701     671     723     690       680
                                                          -----------------------------------------
          Fee-based revenue                                 1,268   1,264   1,306   1,216     1,322
Other income                                                  186     197     182     194       122
                                                          -----------------------------------------
          Total noninterest income                          1,577   1,583   1,688   1,625     1,543
                                                          -----------------------------------------
Noninterest Expense
Salaries and benefits                                       1,081     970   1,073   1,147     1,167
Net occupancy and equipment expense                           244     220     219     227       217
Depreciation and amortization                                 164     167     169     175       180
Outside services and processing                               459     458     420     406       410
Marketing and development                                     230     341     302     315       340
Communication and transportation                              216     205     208     200       214
Merger-related and restructuring charges                        -       -       -       -         -
Other expense                                                 278     220     236     267       279
                                                          -----------------------------------------
          Total noninterest expense                         2,672   2,581   2,627   2,737     2,807
                                                          -----------------------------------------

Income before income taxes                                  1,249   1,482   1,631   1,492     1,436
Provision for income taxes                                    345     468     519     446       395
                                                          -----------------------------------------
Net income                                                $   904  $1,014  $1,112  $1,046    $1,041
                                                          =========================================
Net income attributable to common stockholders' equity    $   901  $1,011  $1,109  $1,043    $1,038
                                                          =========================================
Earnings per common share
   --Basic                                                $  0.78  $ 0.86  $ 0.94  $ 0.89    $ 0.88
   --Diluted                                              $  0.78  $ 0.86  $ 0.93  $ 0.88    $ 0.88
Average common shares outstanding(millions)
   --Basic                                                  1,147   1,167   1,180   1,178     1,175
   --Diluted                                                1,154   1,177   1,195   1,193     1,188

The above schedule is prepared on an operating managed basis.

- Operating meaning that it excludes merger and restructuring related costs, items making up the fourth quarter 1999 pretax special charge as well as the effects of unusual events or transactions.

- Managed results adds data on securitized credit card loans to reported data on loans. The above schedule should be read in conjunction with the Corporation's reported results. (see attached)

BANK ONE CORPORATION and Subsidiaries
                                                                                             Three Months Ended
                                                                ------------------------------------------------------------------
Supplemental Managed / Operating Adjustments                      Dec 31        Sep 30        Jun 30        Mar 31      Dec 31
($ millions, except per-share amounts)                             1999          1999          1999          1999        1998
--------------------------------------------                    -----------    --------      --------      --------    --------
Interest income                                                  $  1,974      $  2,016      $  1,935      $  1,954      $1,957
Interest expense                                                      698           663           601           602         643
                                                                 --------------------------------------------------------------
  Net interest income                                               1,276         1,353         1,334         1,352       1,314
Provision for credit losses                                           704           838           800           747         679
                                                                 --------------------------------------------------------------
  Net interest income after provision for credit losses               572           515           534           605         635
                                                                 --------------------------------------------------------------
Noninterest Income
Trading profits                                                         4             -             -             -           8
Equity securities gains(losses)                                         -             -             -             -           -
Investment securities gains                                             -             -             -             -           -
                                                                 --------------------------------------------------------------
       Market-driven revenue                                            4             -             -             -           8
Credit card revenue                                                  (297)         (515)         (534)         (605)       (635)
Fiduciary and investment management fees                                -             -             -             -           -
Service charges and commissions                                         -             -             -             -           -
                                                                 --------------------------------------------------------------
          Fee-based revenue                                          (297)         (515)         (534)         (605)       (635)
Other income                                                           88             -             -          (360)        102
                                                                 --------------------------------------------------------------
          Total noninterest income                                   (205)         (515)         (534)         (965)       (525)
                                                                 --------------------------------------------------------------

Noninterest Expense
Salaries and benefits                                                   -             -             -             -           -
Net occupancy and equipment expense                                     -             -             -             -           -
Depreciation and amortization                                         (22)            -             -             -           -
Outside services and processing                                         -             -             -             -           -
Marketing and development                                               -             -             -             -           -
Communication and transportation                                        -             -             -             -           -
Merger-related and restructuring charges                             (189)          (56)         (145)         (164)       (935)
Other expense                                                        (147)          (76)          (34)          (40)       (114)
                                                                 --------------------------------------------------------------
          Total noninterest expense                                  (358)         (132)         (179)         (204)     (1,049)
                                                                 --------------------------------------------------------------

Income before income taxes                                            725           132           179          (156)      1,159
Provision for income taxes                                            232            43            59           (51)        344
                                                                 --------------------------------------------------------------
Net income                                                       $    493      $     89      $    120      $   (105)     $  815
                                                                 ==============================================================
Net income attributable to common stockholders' equity           $    493      $     89      $    120      $   (105)     $  815
                                                                 ==============================================================

Earnings per common share
     --Basic                                                     $   0.42      $   0.07      $   0.10      $  (0.08)     $ 0.69
     --Diluted                                                   $   0.42      $   0.07      $   0.10      $  (0.08)     $ 0.69

(1)The above schedule reflects the operating managed adjustments.
 - Operating meaning that it excludes merger and restructuring related costs, items making up the fourth quarter 1999 pretax special charges, as well as the effects of unusual events or transactions.
- Managed results adds data on securitized credit card loans to reported data on loans. The above schedule should be read in conjunction with the Corporation's reported results.